Free Writing Prospectus

Dated November 2, 2011

Filed Pursuant to Rule 433(d)

Registration No. 333-174975

Registration No. 333-174975-02

$650mm CarMax Auto Owner Trust (CARMX) 2011-3

Joint-Leads  :   Barc (struc), BAML, Wells                 Sec-Registered

Co-Mgrs      :  JPM/RBC/Scotia

Cls	$AMT(MM)	M/F	WAL	E. Final	L. Final	SPRD	YIELD	COUP	PRICE
A1	114.000	P-1/F1+	0.28	5/12	11/12	-5	0.40716	0.40716	100%
A2	216.000	Aaa/AAA	1.10	8/13	11/14	+17	0.708	0.70	99.99237
A3	198.000	Aaa/AAA	2.47	2/15	6/16	+45	1.074	1.07	99.99609
A4	85.600	Aaa/AAA	3.74	11/15	4/17	+65	1.517	1.51	99.99190
B	13.650	Aa3/AA	4.01	11/15	7/17	+125	2.182	2.17	99.99172
C	11.700	A2/A	4.01	11/15	8/17	+185	2.782	2.76	99.97713
D	11.050	Baa1/BBB	4.01	11/15	4/18	+300	3.932	3.90	99.99926

TICKER EXPECTED SETTLE FIRST PAY DATE BILL & DELIVER	: CARMX 2011-3 : 11/10/11 : 12/15/11 : BARCLAYS	REGISTRATION EXPECTED RATINGS ERISA ELIGIBLE	: PUBLIC : MDY/Fitch : YES

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (edgar(r)) AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL INC. BY CALLING 1-888-603-5847.